Filed by Thomas Weisel Partners Group, Inc.
Pursuant to Rule 425 under the Securities Act of
1933, as amended, and deemed filed pursuant to
Rule 14a-12 under the Securities Exchange Act
of 1934, as amended

Thomas Weisel Partners Group, Inc.
(File No. 000-51730)

Subject Company: Thomas Weisel Partners Group, Inc. (File No. 000-51730)

THOMAS WEISEL PARTNERS GROUP REPORTS 2010 FIRST QUARTER
FINANCIAL RESULTS

San Francisco, CA, April 28, 2010 – Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) today released results for the three months ended March 31, 2010.

The firm reported a net loss of $5.3 million, or $0.16 per share, for the first quarter of 2010 compared with a net loss of $23.9 million, or $0.74 per share, for the first quarter of 2009.  Total net revenues increased 21% to $52.2 million for the first quarter of 2010 versus $43.1 million for the first quarter of 2009.

Adjusting for the non-cash amortization of intangible assets acquired in the purchase of Westwind Partners, the firm reported a non-GAAP net loss of $3.5 million, or $0.11 per share, for the first quarter of 2010.  A reconciliation of GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

“We continue to be encouraged by the improving capital markets environment and our results in the first quarter were led again by strong investment banking activity, with a significant contribution from strategic advisory revenues in the technology sector.  Our backlog continues to build, increasing significantly to 19 IPOs on file compared with six at the beginning of the year.  The majority of these IPOs are expected to price in the second and third quarters of 2010, which should lead to strong investment banking revenues in the second half of the year,” said Thomas W. Weisel, Chairman and CEO of Thomas Weisel Partners.

Mr. Weisel continued, “We are extremely pleased to have announced earlier this week our strategic merger with Stifel Financial.  The combined firm will build the premier middle-market investment bank with the scale to aggressively compete in all sectors of the economy.  With virtually no overlap in investment banking and very little in research, the combined firm will be able to deliver a broader set of product offerings, expanded geographic reach and enhanced profitability through significant cost savings.”

Business Overview

•
Investment Banking Revenues. Investment banking revenues were $27.2 million in the first quarter of 2010 compared with $11.0 million in the first quarter of 2009 and $30.3 million in the fourth quarter of 2009, an increase of 146% and a decrease of 10%, respectively.  Total transactions for the first quarter of 2010 were 34 compared with 15 in the year-ago quarter and 49 in the fourth quarter of 2009.  The decrease from the fourth quarter of 2009 was attributable to completing fewer equity capital raising transactions resulting in lower capital raising revenues, which was partially offset by an increase in strategic advisory revenues.

•
Brokerage Revenues.  Brokerage revenues were $21.5 million in the first quarter of 2010 compared with $29.5 million in the first quarter of 2009 and $21.7 million in the fourth quarter of 2009, a 27% and 1% decrease, respectively.  Revenues in the first quarter of 2010 were comparable to the fourth quarter of 2009.  U.S. equity commissions slightly increased from the fourth quarter of 2009, consistent with the direction of market volumes, while Electronic Trading was marginally down.

•
Asset Management Revenues.  Asset management revenues were $4.0 million in the first quarter of 2010 compared with $2.7 million in the first quarter of 2009 and $8.4 million in the fourth quarter of 2009.  Asset management revenues consisted of management fees of $3.5 million and net realized and unrealized gains in private equity and other securities of $0.4 million.  Assets under management were $1.6 billion as of March 31, 2010.

•
Compensation and Benefits Expenses.  Compensation and benefits expenses were $31.4 million in the first quarter of 2010 compared with $30.7 million in the first quarter of 2009 and $45.3 million in the fourth quarter of 2009, a 2% increase and a 31% decrease, respectively.

The non-GAAP compensation ratio, which is defined in note (1) below, decreased to 60% in the first quarter of 2010 compared with the non-GAAP ratio of 68% in the year-ago period and 76% in the fourth quarter of 2009.  A reconciliation of GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

•
Non-compensation Expenses. Non-compensation expenses were $27.1 million in the first quarter of 2010 compared with $35.4 million in the first quarter of 2009 and $30.7 million in the fourth quarter of 2009, a decrease of 23% and 12%, respectively.

•
Provision for Taxes.  The firm recorded a tax benefit of $1.1 million in the first quarter of 2010 related entirely to taxable losses attributable to the firm’s Canadian operations.  As of December 31, 2008, the firm recorded a full valuation allowance on its U.S. and U.K. deferred tax assets and, therefore, does not recognize a tax benefit on its net loss in these tax jurisdictions.

•
Capital.  As of March 31, 2010, the firm’s cash and cash equivalents were $61.9 million, reflecting a decline from the year-end balance primarily the result of paying accrued 2009 compensation expenses.  Shareholders’ equity and book value per share were $127.8 million and $3.89, respectively, and tangible shareholders’ equity and tangible book value per share were $113.9 million and $3.47, respectively.

•
Strategic New Hires. The firm is committed to increasing the value of its franchise by focusing on building its revenue generating capability through opportunistically hiring senior talent. In Investment Banking, we added two senior professionals, Aaron Hill and Keith Sipes, to the Media & Telecom team. In Brokerage, the firm added Charles Chon as a senior analyst covering Medical Devices, Michael Nelson as a senior analyst covering Telecom Services, Jordan Rohan as a senior analyst covering Internet Services, Sean Owens to the Institutional Sales team focusing on the Midwest and Michael Smith in Private Client Services focusing on Canada.

The firm is also pleased to announce that David Fowler has joined TWP as a Senior Managing Director of TWP and Head of Capital Markets of TWP Canada.  Mr. Fowler brings detailed industry knowledge, strong institutional relationships and a broad range of contacts among the key players in our industry. Mr. Fowler will be directly responsible for the Canadian Brokerage business and coordination of the business activities for the Canadian Investment Banking group to increase the firm's Canadian franchise.  Mr. Fowler was previously a Managing Director in Equity Capital Markets and Head of Global Institutional Equity Sales at RBC Capital Markets and brings over 25 years of institutional equity sales and investment banking experience.

•
Strategic Combination With Stifel Financial.  On April 26, 2010, the firm announced that it had entered into a definitive agreement to merge with Stifel Financial.  Together, the firm and Stifel will build the premier middle-market investment bank with exposure to all sectors of the economy.  Shareholders of Thomas Weisel Partners will receive 0.1364 shares of Stifel common stock for each share of Thomas Weisel Partners common stock.  The transaction is valued at more than $300 million.  The combined firm will benefit from increased revenue opportunities and significant back office cost savings, particularly in brokerage, which should lead to enhanced profitability.

The transaction was approved by both firms’ Boards of Directors and is subject to Thomas Weisel Partners shareholder approval, regulatory approvals and other customary closing conditions.  The transaction is expected to close on or about June 30, 2010.

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES SELECTED FINANCIAL DATA
(Dollar amounts in thousands, except book value per share)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue Detail:
Investment banking
Capital raising	$10,944	$8,601
Strategic advisory	16,227	2,425
Total investment banking	27,171	11,026
Brokerage	21,511	29,456
Asset management
Management fees	3,530	3,590
Private equity realized and unrealized losses – net	(205)	(1,849)
Other securities realized and unrealized gains – net	627	984
Total asset management	3,952	2,725
Interest income	127	375
Total revenues	52,761	43,582
Interest expense	(605)	(483)
Net revenues	$52,156	$43,099

Investment Banking Transactions:
Capital raising	24	11
Strategic advisory	10	4
Total transactions	34	15
Average revenue per transaction	$799	$735
Other Metrics:
Non-GAAP compensation ratio(1)	60.0%	67.9%
Non-compensation ratio(2)	52.0%	82.2%
Assets under management	$1,584,391	$1,320,390

Shareholders’ equity	$127,784	$150,032
Less: Other intangible assets	(13,836)	(19,893)
Tangible shareholders’ equity	$113,948	$130,139

Common shares outstanding(3)	32,845	31,512
Book value per share	$3.89	$4.76
Tangible book value per share	$3.47	$4.13

(1) The firm’s non-GAAP compensation ratio is the ratio of the firm’s compensation and benefits expenses (excluding expenses associated with the initial grant of restricted stock units) to net revenues (excluding investment gains and losses attributable to investments in private equity).  Without excluding these amounts, the firm’s ratio of compensation and benefits expenses to net revenues is 60.2% and 71.2% for the three months ended March 31, 2010 and 2009, respectively.

(2) The firm’s non-compensation ratio is the ratio of total expenses (other than compensation and benefits expenses and interest expense) to net revenues.
(3) Includes 6,183,121 exchangeable shares issued by TWP Acquisition Company (Canada), Inc., the firm’s wholly-owned subsidiary. Each exchangeable share is exchangeable at any time into a share of common stock of the firm, entitles the holder to dividend and other rights substantially economically equivalent to those of a share of common stock, and, through a voting trust, entitles the holder to a vote along with shares of common stock on matters presented to shareholders of the firm.

Non-GAAP Financial Measures

The firm has reported in this press release its net loss and basic and diluted loss per share for the three months ended March 31, 2010 on a non-GAAP basis by:

•
adjusting its GAAP net loss of $5.3 million to exclude the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners of $1.8 million;

•	using its non-GAAP net loss of $3.5 million as the numerator of its non-GAAP basic and diluted loss per share calculations; and

•
using as the denominator of its non-GAAP basic and diluted loss per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of its GAAP basic and diluted loss per share calculations.

A reconciliation of the firm’s GAAP net loss to its non-GAAP net loss for the three months ended March 31, 2010 is set forth below (in millions):

Three Months Ended
March 31, 2010
Net loss	$(5.3)
Exclusion of the after-tax non-cash expense associated with the amortization of intangible assets acquired as a result of the firm’s acquisition of Westwind Partners	1.8
Non-GAAP net loss	$(3.5)

The following table sets forth the firm’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted net loss per share for the three months ended March 31, 2010, as well as the non-GAAP net loss per share after applying the adjustments described above:

Three Months Ended
March 31, 2010
Weighted average shares used in computation of net loss per share:
Basic (in thousands)	32,928
Diluted (in thousands)	32,928

Net loss per share:
Basic	$(0.16)
Diluted	$(0.16)

Non-GAAP net loss per share:
Basic	$(0.11)
Diluted	$(0.11)

The firm’s non-GAAP compensation ratio is the ratio of the firm’s compensation and benefits expenses (excluding expenses relating to the initial grant of restricted stock units) to net revenues (excluding investment gains and losses attributable to investments in private equity).  Without excluding these amounts, the firm’s ratio of compensation and benefits expenses to net revenues is 60.2% and 71.2% for the three months ended March 31, 2010 and 2009, respectively.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(in millions)
Compensation and benefits expenses	$31.4	$30.7
Exclusion of the pre-tax non-cash expense associated with the initial grant of restricted stock units	–	0.2
Non-GAAP compensation and benefits expense	$31.4	$30.5

Net revenues	$52.2	$43.1
Exclusion of investment losses in private equity	0.2	1.8
Non-GAAP net revenues	$52.4	$44.9

The firm’s non-compensation expenses are calculated by adjusting its total expenses to exclude interest minus compensation and benefits expenses.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(in millions)
Total expenses excluding interest	$58.5	$66.1
Less compensation and benefits expenses	31.4	30.7
Non-compensation expenses	$27.1	$35.4

The firm views the expense associated with the amortization of intangible assets acquired as a result of its acquisition of Westwind Partners as a non-cash event.  Additionally, the firm views the exclusion of its grant of restricted stock units in connection with its initial public offering from compensation and benefits expense as a non-GAAP compensation and benefits expense and the exclusion of investment gains and losses in its private equity portfolios from net revenues as non-GAAP net revenues for calculating the firm’s non-GAAP compensation ratio.  The firm’s management has utilized non-GAAP calculations of its compensation ratio, net revenues and net loss and non-GAAP calculations of basic and diluted loss per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing the firm’s financial results in the three months ended March 31, 2010. The firm’s management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of its business and facilitate meaningful comparison of its results in the current period to those in prior periods and future periods.  The firm’s reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided to enhance investors’ overall understanding of the firm’s current financial performance and its prospects for the future.  Specifically, the firm’s management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of the firm’s core operating results and business outlook.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of the firm’s business, and these effects should not be ignored in evaluating and analyzing the firm’s financial results.  Therefore, management believes that both the firm’s GAAP measures and these non-GAAP measures of the firm’s financial performance should be considered together.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that relate to Stifel or Thomas Weisel Partners’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Thomas Weisel Partners’ business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Thomas Weisel Partners’ or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, Thomas Weisel Partners’ or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and Thomas Weisel Partners, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Thomas Weisel Partners’ shareholders and in Stifel’s and Thomas Weisel Partners’ respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Form 10-K for the fiscal year ended December 31, 2009, and “Risk Factors” in Thomas Weisel Partners’ Form 10-K for the fiscal year ended December 31, 2009.  Readers are strongly urged to read the full cautionary statements contained in those materials.  We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed merger, Stifel will be filing a registration statement on Form S-4 that will include a proxy statement of Thomas Weisel Partners that also constitutes a prospectus of Stifel and other relevant documents relating to the acquisition of Thomas Weisel Partners with the Securities and Exchange Commission (the “SEC”).  Stifel and Thomas Weisel Partners shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, Thomas Weisel Partners and the proposed transaction.  The final proxy statement/prospectus will be mailed to shareholders of Thomas Weisel Partners.  Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and Thomas Weisel Partners, without charge, at the SEC’s website (www.sec.gov).  Free copies of Stifel’s SEC filings are also available on Stifel’s website (www.stifel.com), and free copies of Thomas Weisel Partners’ SEC filings are available on Thomas Weisel Partners’ website (www.tweisel.com).  Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000 or in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102. Free copies of Thomas Weisel Partners’ filings also may be obtained by directing a request to Thomas Weisel Partners’ Investor Relations by phone to 415-364-2500, in writing to Thomas Weisel Partners Group, Inc., Attention:  Investor Relations, One Montgomery Street, San Francisco, CA 94104, or by email to investorrelations@tweisel.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Stifel, Thomas Weisel Partners and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of Thomas Weisel Partners with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction.   Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on February 26, 2010.  Information regarding Thomas Weisel Partners’ directors and executive officers is also available in Thomas Weisel Partners’ definitive proxy statement for its 2009 Annual Meeting of Shareholders filed with the SEC on April 16, 2009.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Thomas Weisel Partners and Stifel Financial.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and non-equity securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Dallas, Denver, New York, Portland, Toronto, London and Zurich. For more information, please visit www.tweisel.com.

Investor Relations Contact:                                                                                      Media Contact:
Sarah Anderson                                                                                                 Rosemary Smith
415-364-2500                                                                                            415-364-2500
 investorrelations@tweisel.com                                                                                rosemarysmith@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Investment banking	$27,171	$11,026
Brokerage	21,511	29,456
Asset management	3,952	2,725
Interest income	127	375
Total revenues	52,761	43,582
Interest expense	(605)	(483)

Net revenues	52,156	43,099

Expenses excluding interest:
Compensation and benefits	31,400	30,678
Brokerage execution, clearance and account administration	6,091	6,412
Communications and data processing	4,177	4,638
Depreciation and amortization of property and equipment	938	2,603
Amortization of other intangible assets	3,043	2,933
Marketing and promotion	2,528	1,784
Occupancy and equipment	3,901	4,087
Other expenses	6,441	12,977
Total expenses excluding interest	58,519	66,112

Loss before taxes	(6,363)	(23,013)
Provision for taxes (tax benefit)	(1,090)	840
Net loss	$(5,273)	$(23,853)

Net loss per share:
Basic net loss per share	$(0.16)	$(0.74)
Diluted net loss per share	$(0.16)	$(0.74)

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	32,928	32,094
Diluted weighted average shares outstanding	32,928	32,094